Exhibit 10.2

Execution Copy

DATED 26 August 2005

VIA NET.WORKS, INC.

and

VIA NET.WORKS HOLDCO INC.

as Borrowers

with

MAWLAW 653 LIMITED

acting as Lender

$7,200,000

FACILITY AGREEMENT

CONTENTS

1.	DEFINITIONS AND INTERPRETATION

	1.1	Definitions
	1.2	Construction
	1.3	Third party rights

2.	THE FACILITY

3.	PURPOSE

	3.1	VIA Inc.
	3.2	VIA Holdco Inc.
	3.3	Monitoring

4.	CONDITIONS OF UTILISATION

	4.1	Initial conditions precedent
	4.2	Further conditions precedent

5.	UTILISATION

	5.1	Delivery of a Utilisation Request
	5.2	Completion of a Utilisation Request
	5.3	Currency and amount
	5.4	Availability of Loans

6.	REPAYMENT

	6.1	Repayment of Facility A
	6.2	Re-borrowing of Facility A
	6.3	Repayment of Facility B
	6.4	Re-borrowing of Facility B

7.	PREPAYMENT AND CANCELLATION

	7.1	Mandatory prepayment and cancellation
	7.2	Voluntary prepayment
	7.3	Restrictions

8.	INTEREST

	8.1	Accrual
	8.2	Default interest

9.	COMMITMENT FEE

10.	TAX GROSS UP AND INDEMNITIES

	10.1	Definitions
	10.2	Tax gross-up
	10.3	Tax indemnity
	10.4	Stamp taxes
	10.5	Value added tax

11.	OTHER INDEMNITIES

	11.1	Currency indemnity
	11.2	Other indemnities

12.	ENFORCEMENT COSTS

13.	GUARANTEE AND INDEMNITY

	13.1	Guarantee and Indemnity
	13.2	Continuing guarantee
	13.3	Reinstatement

i

	13.4	Waiver of defences
	13.5	Additional Security
	13.6	Release of guarantee

14.	REPRESENTATIONS

	14.1	Status
	14.2	Binding obligations
	14.3	Non-conflict with other obligations
	14.4	Power and authority
	14.5	Validity and admissibility in evidence
	14.6	Governing law and enforcement
	14.7	Pari passu ranking
	14.8	Pledged shares
	14.9	Margin regulation representations
	14.10	US regulation representations
	14.11	No breach
	14.12	Repetition

15.	ADDITIONAL UNDERTAKINGS

16.	MARGIN REGULATION UNDERTAKINGS

17.	ACCELERATION

	17.1	Acceleration by notice
	17.2	Automatic acceleration

18.	CHANGES TO THE PARTIES

19.	NO SET-OFF BY THE BORROWER

20.	BUSINESS DAYS

21.	CURRENCY OF ACCOUNT

22.	SET-OFF

23.	LIMITATION OF LIABILITY

24.	NOTICES

	24.1	Communications in writing
	24.2	Addresses
	24.3	Delivery

25.	PARTIAL INVALIDITY

26.	REMEDIES AND WAIVERS

27.	AMENDMENTS AND WAIVERS

28.	COUNTERPARTS

29.	GOVERNING LAW

30.	ENFORCEMENT

	30.2	Service of process

SCHEDULE 1

ii

SCHEDULE 2

Utilisation Request

SCHEDULE 3

VIA Group Drawdown Schedule

SCHEDULE 4

Holdco Drawdown Schedule

iii

THIS AGREEMENT is dated 26 August 2005 and made between:

BETWEEN

(1)           VIA NET.WORKS, INC. (“VIA Inc.”)  and VIA NET.WORKS HOLDCO INC. (“VIA Holdco Inc.”) as borrowers (together the “Borrowers” and each a “Borrower”); and

(2)           MAWLAW 653 LIMITED as lender (the “Lender”).

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1           Definitions

Unless a contrary indication appears herein, all terms in this Agreement shall have the same definition and construction as in the Acquisition Agreement, and:

“Acquisition Agreement” means the sale and purchase agreement dated on or about the date of this Agreement between VIA Inc., the Lender and Interoute Communications Holdings S.A. relating to the operating subsidiaries and certain assets and liabilities of the Obligors;

“Aggregate Purchaser Liability” has the meaning given to it in the Acquisition Agreement;

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“Availability Period” means the period from the date hereof to and including the day immediately before the Termination Date;

“Available Commitment” means the Commitment to the extent not cancelled, reduced or repaid under the terms of this Agreement, minus:

(a)    the amount of any outstanding Loans; and

(b)    in relation to any proposed Utilisation, the amount of any Loans that are due to be made on or before the proposed Utilisation Date;

“Belgian Share Pledges” means the Share Pledge Agreements in respect of the shares of PSINet Belgium BVBA/SPRL granted by each of the Pledgor and VIA NET.WORKS UK Holdings Ltd to the Lender on or about the date of this Agreement;

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor);

“Borrower Termination” means the termination of the Acquisition Agreement by VIA Inc. pursuant to clause 5.4.3 of the Acquisition Agreement;

“Break Costs” means the amount (if any) by which:

(a)    the interest which the Lender should have received for the period from the date of receipt of all or any part of a Loan to the Termination Date in respect of that Loan, had the principal amount received been paid on the Termination Date;

exceeds:

(b)    the amount which the Lender would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in London for a period starting on the Business Day following receipt or recovery and ending on the Termination Date;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Amsterdam;

“Closing Date” has the meaning given to it in the Acquisition Agreement;

“Commitment” means up to and including $7,200,000;

“Dispute” shall have the meaning given to it in Clause 30.1.1;

“dollar” or “$” means the lawful currency of the United States of America;

“Dutch Share Pledge” means the Right of Pledge in respect of the shares of PSINet Netherlands B.V. granted by the Pledgor to the Lender on or about the date of this Agreement.

“Event of Default” means:

(a)    any failure by an Obligor to meet any payment obligation under any Finance Documents; and/or

(b)    any Security Document being not in full force and effect or not creating in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have; and/or

(c)    the Guarantee given by VIA Inc, under Clause 13 of this Agreement being not in full force and effect;

“Facility” means the term loan facilities described as Facility A and Facility B made available under this Agreement as described in Clause 2;

“Facility A” means the $5,000,000 facility provided in accordance with Clause 3.1;

“Facility B” means the $2,200,000 facility provided in accordance with Clause 3.2;

“Finance Document” means this Agreement, each Security Document and any other document designated as such by the Lender and the Borrowers;

“First Currency” shall have the meaning given to it in Clause 11.1.1;

“German Share Pledge” means the Share Pledge Agreement (Geschäftsanteilsverpfändung) in respect of the shares of PSINet Germany GmbH, granted by the Pledgor to the Lender on or about the date of this Agreement;

“Group Companies” has the meaning given to it in the Acquisition Agreement;

“Guarantor Release Date” means the earlier to occur of (i) the Closing Date and (ii) the date upon which all amounts due by VIA Holdco, Inc. to the Lender under this Agreement are satisfied or discharged;

“Holdco Drawdown Schedule” means the drawdown schedule based on cash funding requirements as set out in Schedule 4;

“Jersey Debtco” means a company to be incorporated in Jersey, which it is proposed will be called “Jersey Debtco 2 Limited” or such similar name as may be available and whose registered office address it is proposed will be c/o Professional Trust Company Limited, PO Box 274, 36 Hilgrove Street, St. Helier, Jersey JE4 8TR;

“Loan” means a loan made or to be made under either Facility A or Facility B or the principal amount outstanding for the time being of that loan;

“Margin Stock” means margin stock or margin security within the meaning of Regulation T, U or X;

“Maturity Date” means, in respect of Facility B, either:

(a)    if a Closing does not take place, the Termination Date; or

(b)    if a Closing has taken place, 30 November 2006 or such other date as VIA Holdco Inc. and the Lender shall agree in writing;

“Obligors” means the Borrowers and the Pledgor and “Obligor” means any one of them;

“Party” means a party to this Agreement;

“Pledged Companies” means collectively each of PSINet Netherlands B.V., PSINet Belgium BVBA/SPRL and PSINet Germany GmbH and “Pledged Company” means any one of them;

“Pledged Company Insolvency Event” means any of the following in respect of any Pledged Company:

(a)    it makes a general assignment for the benefit of creditors;

(b)    it commences a voluntary case or proceeding under its insolvency laws;

(c)    an involuntary proceeding under any applicable insolvency law is commenced against it and is not challenged by appropriate means within ten (10) days and, if challenged (any such challenge to be made only if the relevant Pledged Company shall have reasonably determined on the basis of advice of local counsel that such challenge has a reasonable prospect of success and after consultation with the Lender) is not dismissed or stayed within sixty (60) days after commencement of such case;

(d)    a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under its insolvency laws for, or takes charge of, all or a substantial part of the property of the relevant Pledged Company or any other VIA Group Company; or

(e)    any corporate action is taken by the relevant Borrower or any other VIA Group Company for the purpose of effecting any of the foregoing;

“Pledgor” means VIA Holdco, Inc.;

“Regulation T”, “Regulation U” or “Regulation X” means Regulation T, U or, as the case may be, X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof;

“Repeating Representations” means each of the representations set out in Clauses 14.1 to 14.4 and 14.6 to 14.10;

“Second Currency” shall have the meaning given to it in Clause 11.1.1;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Security Assignment” means the assignment by way of security deed to be entered into between Jersey Debtco (1) and the Lender (2);

“Security Document” means any of:

(a)    the German Share Pledge;

(b)    the Dutch Share Pledge;

(c)    the Belgian Share Pledges;

(d)    the Security Assignment; and

(e)    any other document that may at any time be designated as such by the Lender and the Borrowers;

“Subscription Agreement” means the subscription agreement between VIA Inc. and MAWLAW 660 Limited relating to the subscription by MAWLAW 660 Limited for 10,810,811 shares of common stock and 5,405,405 shares of preferred stock of VIA Inc. dated the same date as this Agreement;

“Sum” shall have the meaning given to it in Clause 11.1.1;

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Tax Credit” shall have the meaning given to it in Clause 10.1.1;

“Tax Deduction” shall have the meaning given to it in Clause 10.1.1;

“Tax Payment” shall have the meaning given to it in Clause 10.1.1;

“Termination Date” means the date which is the earlier of the Closing Date and 30 November 2005;

“Transaction Documents” has the meaning given to it in the Acquisition Agreement;

“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under the Finance Documents;

“US” or “United States” means the United States of America and its territories and possessions;

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978, as amended, or any other United States federal or state bankruptcy, liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency or similar law for the relief of debtors;

“US Insolvency Event” means any of the following in respect of either Borrower:

(a)    it makes a general assignment for the benefit of creditors;

(b)    it commences a voluntary case or proceeding under any US Bankruptcy Law;

(c)    an involuntary proceeding under any US Bankruptcy Law is commenced against it and is not challenged by appropriate means within ten (10) days and, if challenged (any such challenge to be made only if the relevant Borrower shall have reasonably determined on the basis of advice of local counsel that such challenge has a reasonable prospect of success and after consultation with the Lender), is not dismissed or stayed within sixty (60) days after commencement of such case;

(d)    a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any US Bankruptcy Law for, or takes charge of, all or a substantial part of the property of the relevant Borrower or any other VIA Group Company; or

(e)    any corporate action is taken by the relevant Borrower or any other VIA Group Company for the purpose of effecting any of the foregoing;

“Utilisation” means a utilisation of the Facility;

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made;

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Utilisation Request);

“VAT” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and any other tax of a similar nature;

“VIA Group Companies” means collectively the Obligors and the Group Companies and “VIA Group Company” means any of them; and

“VIA Group Drawdown Schedule” means the drawdown schedule based on cash funding requirements as set out in Schedule 3;

“VIA Termination Event” means any of:

(a)    the Lender becoming entitled to terminate the Acquisition Agreement under clause 5.4.1 (but not, for the purpose of this definition, Clause 5.4.1(iv)) or clause 6.6.1 of the Acquisition Agreement;

(b)    it being or becoming unlawful for an Obligor to perform any of its obligations under the Finance Documents;

1.2           Construction

1.2.1        Unless a contrary indication appears, any reference in this Agreement to:

(a)    the “Lender” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)    “assets” includes present and future properties, revenues and rights of every description;

(c)    a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(d)    “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)    a “person” includes any person, firm company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(f)     a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(g)    a provision of law is a reference to that provision as amended or re-enacted.

Clause and Schedule headings are for ease of reference only, and a reference to a “Clause” or “Schedule” shall be a reference to a clause or schedule respectively of this Agreement where the context so permits.

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or that notice as in this Agreement.

1.3           Third party rights

A person who is not a Party has no right under the United Kingdom Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2.             THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrowers a term loan facility in an amount equal to the Commitment.

3.             PURPOSE

3.1           VIA Inc.

VIA Inc. may borrow an amount of up to $5,000,000 (“Facility A”) and shall apply all amounts borrowed by it under the Facility in accordance with the VIA Group Drawdown Schedule or as otherwise agreed with the Lender.  Notwithstanding the foregoing, before borrowing any amounts hereunder, VIA Inc. shall have regard to the anticipated completion date of the Acquisition Agreement (with the intention of ensuring that the Group Companies shall have sufficient working capital pursuant to Clause 3.2 so as to enable such Group Companies to continue in the ordinary course until completion of the Acquisition Agreement).

3.2           VIA Holdco Inc.

VIA Holdco Inc., only and not for the avoidance of doubt, VIA Inc., may borrow an amount of up to $2,200,000 (“Facility B”) and may also borrow all or any part of the portion (if any) of Facility A not borrowed by VIA Inc. pursuant to Clause 3.1.  VIA Holdco Inc. shall apply all amounts borrowed under the Facility in accordance with the Holdco Drawdown Schedule or as otherwise agreed with the Lender.

3.3           Monitoring

Without prejudice to its rights under this Agreement, the Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.             CONDITIONS OF UTILISATION

4.1           Initial conditions precedent

4.1.1        Neither Borrower may deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance reasonably satisfactory to the Lender. The Lender shall notify the Borrowers promptly in writing upon being so satisfied.

4.1.2        The Borrowers will procure that the conditions precedent are satisfied as soon as practicable on or after the date of this Agreement.  The Lender will provide all reasonable assistance to the Borrowers for purposes of satisfying this Clause 4.1.2.

4.2           Further conditions precedent

4.2.1        The Lender will only be obliged to comply with Clause 5.4 if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)    no Event of Default, VIA Termination Event or Borrower Termination has occurred or would result from the proposed Loan; and

(b)    the Repeating Representations to be made by each Borrower are true in all material respects.

4.2.2        Without prejudice to the provisions of Clause 4.2.1, the Lender shall not be obliged to comply with Clause 5.4 if on the date of a Utilisation Request and on the proposed Utilisation Date a Pledged Company Insolvency Event and/or a US Insolvency Event has occurred that will not be extinguished in full by the making of the Loan on the Utilisation Date and the use of the proceeds of such Loan.

4.3           Conditions Subsequent

4.3.1        Subject to Clause 4.3.2, the Borrowers shall procure that on or before the expiry of five (5) Business Days from the date of this Agreement, the conditions subsequent set out in Schedule 1 (Conditions Subsequent) are satisfied.  The Lender shall notify the Borrowers promptly in writing upon being so satisfied and will provide all reasonable assistance to the Borrowers for the purposes of satisfying this Clause 4.3.1.

4.3.2        For the purpose of Clause 4.3.1 only, “Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in Jersey, London and Amsterdam.

5.             UTILISATION

5.1           Delivery of a Utilisation Request

Each Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than five (5), and no earlier than seven (7), Business Days before the Utilisation Date.

5.2           Completion of a Utilisation Request

5.2.1        Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)    the proposed Utilisation Date is within the Availability Period;

(b)    the currency and amount of the Utilisation comply with Clause 5.3;

(c)    the amounts requested do not exceed the amounts specified in the VIA Group Drawdown Schedule and Holdco Drawdown Schedule, as applicable; and

(d)    it specifies the account and bank (which must be in Virginia, London or Amsterdam) to which the proceeds of the Utilisation are to be credited.

5.2.2        Only one (1) Loan for each of Facility A and Facility B may be requested in each Utilisation Request.

5.3           Currency and amount

5.3.1        The currency specified in a Utilisation Request must be dollars.

5.3.2        The amount of the proposed Loan must be less than or equal to the Available Commitment.

5.4           Availability of Loans

5.4.1        If the conditions set out in this Agreement have been met, the Lender shall make each Loan available by the Utilisation Date.

6.             REPAYMENT

6.1           Repayment of Facility A

The Borrowers shall repay each Loan made under Facility A, together with accrued interest, on the Termination Date.

6.2           Re-borrowing of Facility A

The Borrowers may not re-borrow any part of Facility A which is repaid.

6.3           Repayment of Facility B

VIA Holdco Inc. shall repay each Loan made under Facility B, together with accrued interest, on the Maturity Date.  Subject to Clause 13, VIA Holdco Inc. is solely responsible for all amounts due and payable under this Agreement in respect of Facility B.

6.4           Re-borrowing of Facility B

VIA Holdco Inc. may not re-borrow any part of Facility B which is repaid.

7.             PREPAYMENT AND CANCELLATION

7.1           Mandatory prepayment and cancellation

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan:

(a)    the Lender shall promptly notify the relevant Borrower upon becoming aware of that event;

(b)    upon the Lender notifying the Borrowers, the Commitment will be immediately cancelled; and

(c)    the Borrowers shall repay the Loans, together with accrued interest, on the date specified by the Lender in the notice delivered to the Borrowers (being no earlier than fifteen (15) Business Days from the date of such notice or the last day of any applicable grace period permitted by law, whichever is later).

7.2           Voluntary prepayment

7.2.1        A Borrower may, if it gives the Lender not less than five (5) Business Days’ prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $50,000).

7.2.2        A Borrower shall, within three (3) Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan prepaid by that Borrower pursuant to Clause 7.2.1 above.

7.3           Restrictions

7.3.1        Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.3.2        Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs in the case of a prepayment under Clause 7.2, without premium or penalty.

7.3.3        The Borrowers may not re-borrow any part of the Facility which is prepaid, and accordingly the Commitment in respect of that part of the Facility which is prepaid shall be deemed to have been cancelled.

7.3.4        The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

7.3.5        No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

8.             INTEREST

8.1           Accrual

8.1.1        Interest shall accrue daily on each Loan at the rate of 12.00 per cent. per annum.

8.1.2        Any interest accruing under Clause 8.1.1 above shall be compounded daily (and shall thereafter itself bear interest at the rate set out in Clause 8.1.1 above) and shall be payable in accordance with Clause 6, Clause 7 and Clause 17.

8.2           Default interest

8.2.1        Interest shall accrue on any Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is the sum of 2.00 per cent. and the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan. Any interest accruing under this Clause 8.2 shall be immediately payable by the relevant Borrower on demand by the Lender.

8.2.2        Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the overdue amount at the end of each day but will remain immediately due and payable.

9.             COMMITMENT FEE

9.1.1        In consideration of the undertaking of the Lender to extend this facility to the Borrowers, the Borrowers shall pay a commitment fee in connection with the Facility of $525,000, payable by delivery within seven (7) calendar days of the date of this Agreement by the issuance to the Lender (or to MAWLAW 660 Limited (registered number 5396159) at the discretion of the Lender) of 14,189,189 shares of VIA Inc. common stock, par value $.001.

10.           TAX GROSS UP AND INDEMNITIES

10.1        Definitions

10.1.1      In this Agreement:

(a)    “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

(b)    “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

(c)    “Tax Payment” means either the increase in a payment made by a Borrower to the Lender under Clause 10.2 or a payment under Clause 10.3.

10.1.2      Unless a contrary indication appears, in this Clause 10 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

10.2        Tax gross-up

10.2.1      The Borrowers shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

10.2.2      Each Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

10.2.3      If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

10.2.4      If a Borrower is required to make a Tax Deduction, that Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

10.2.5      Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3        Tax indemnity

10.3.1      If the Lender is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document, then the relevant Borrower shall (within three (3) Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by it in respect of a Finance Document.

10.3.2      Clause 10.3.1 above shall not apply:

(a)    with respect to any Tax assessed on the Lender under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(b)    to the extent a loss, liability or cost is compensated for by an increased payment under Clause 10.2.

(c)    If the Lender makes, or intends to make, a claim under Clause 10.3.1 above, it shall promptly notify the relevant Borrower of the event which will give, or has given, rise to the claim.

10.4        Stamp taxes

The Borrowers shall pay and, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

10.5        Value added tax

10.5.1      All consideration expressed to be payable under a Finance Document by the Borrowers to the Lender shall be deemed to be exclusive of any VAT.  If VAT is chargeable on any supply made by the Lender to any Party in connection with a Finance Document, the Borrowers shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

10.5.2      Where a Finance Document requires a Borrower to reimburse the Lender for any costs or expenses, that Borrower shall also at the same time pay and indemnify the Lender against all VAT incurred by the Lender in respect of the costs or expenses.

11.           OTHER INDEMNITIES

11.1        Currency indemnity

11.1.1      If any sum due from either Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)    making or filing a claim or proof against that Borrower; or

(b)    obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

11.1.2      Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

11.2        Other indemnities

The Borrowers shall, within three (3) Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)    a failure by a Borrower to pay any amount due under a Finance Document on its due date; or

(b)    funding, or making arrangements to fund, a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone).

12.           ENFORCEMENT COSTS

The Borrowers shall, within three (3) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

13.           GUARANTEE AND INDEMNITY

13.1        Guarantee and Indemnity

VIA Inc. irrevocably and unconditionally:

(a)    guarantees to the Lender due and punctual performance by VIA Holdco, Inc. of all VIA Holdco, Inc.’s obligations under the Finance Documents;

(b)    undertakes to the Lender that whenever VIA Holdco, Inc. does not pay any amount when due under or in connection with any Finance Document, that VIA Inc. shall immediately on demand pay that amount as if it was the principal obligor; and

(c)    indemnifies the Lender immediately on demand against any cost, loss or liability suffered by the Lender if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover.

13.2        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by VIA Holdco, Inc. under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

13.3        Reinstatement

If any payment by VIA Holdco, Inc. or any discharge given by the Lender (whether in respect of the obligations of VIA Holdco, Inc. or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)    the liability of VIA Holdco, Inc. shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)    the Lender shall be entitled to recover the value or amount of that security or payment from VIA Holdco, Inc., as if the payment, discharge, avoidance or reduction had not occurred.

13.4        Waiver of defences

The obligations of VIA Inc. under this Clause 13 will not be affected by an act, omission, matter or thing which, but for this Clause 13, would reduce, release or prejudice any of its obligations under this Clause 13 (without limitation and whether or not known to it or the Lender) including:

(a)    any time, waiver or consent granted to, or composition with, VIA Holdco, Inc. or other person;

(b)    any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of VIA Holdco, Inc. or any other person;

(c)    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(d)    any insolvency or similar proceedings.

13.5        Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

13.6        Release of guarantee

VIA Inc. shall be released and discharged from all of its obligations and liabilities to the Lender in respect of this Clause 13 on the Guarantor Release Date.

14.           REPRESENTATIONS

Each Borrower makes the representations and warranties set out in this Clause 14 to the Lender on the date of this Agreement.

14.1        Status

14.1.1      Each Obligor is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

14.1.2      It and each other VIA Group Company has the power to own its assets and carry on its business as it is being conducted.

14.2        Binding obligations

The obligations expressed to be assumed by each Obligor in each Finance Document are legal, valid, binding and enforceable obligations.

14.3        Non-conflict with other obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)    any law or regulation applicable to it;

(b)    its or any other VIA Group Company’s constitutional documents; or

(c)    any agreement or instrument binding upon it or any other VIA Group Company or any of its or any other VIA Group Company’s assets;

nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets

14.4        Power and authority

Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

14.5        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)    to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)    to make the Finance Documents to which an Obligor is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

14.6        Governing law and enforcement

14.6.1      The choice of English law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

14.6.2      Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

14.7        Pari passu ranking

Each Obligor’s payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

14.8        Pledged shares

14.8.1      The shares which are expressed to be subject to any Security under any Security Document are issued, fully paid, non-assessable, solely owned by the Pledgor, free of all Encumbrances other than the Security created under the Security Documents, and freely transferable and pledgeable, and there are no moneys or liabilities outstanding or payable in respect of any such share.

14.8.2      No person has or is entitled to any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share capital of any Pledged Company (including any right of pre-emption, conversion or exchange).

14.8.3      There are no agreements in force or corporate resolutions passed which require or might require the present or future issue or allotment of any share capital of any Pledged Company (including any option or right of pre-emption, conversion or exchange).

14.8.4      The shares subject to the Security created by the Security Documents constitute all of the issued share capital of the Pledged Companies and there are no depository receipts issued with the cooperation of the Pledged Company.

14.8.5      There are no silent partnership agreements, profit and loss pooling agreements or equivalent arrangements by which a third party is entitled to a participation in the profits or revenue of a Pledged Company.

14.8.6      Each Security Document validly creates the Security which it purports to create and each such Security is a first priority Security over the shares of the relevant Pledged Company.

14.9        Margin regulation representations

14.9.1      No Obligor is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock.

14.9.2      The proceeds of the Loans will not be used, directly or indirectly, in whole or in part, for “purchasing” or “carrying” Margin Stock or for any purpose which might (whether immediately, incidentally or ultimately) cause all or any part of the Loans to be a “purpose credit” within the meaning of Regulation U or Regulation X.

14.9.3      Neither an Obligor nor any agent acting on its behalf has taken or will take any action which might cause any Finance Document or any document delivered under or in connection with any Finance Document to violate any regulation of the Board (including Regulation T, U or X) or violate the United States Securities Exchange Act of 1934 or any applicable US federal or state securities law.

14.10      US regulation representations

No Obligor is or (in the case of paragraph (e) below) has:

(a)    a “holding company”, an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of, or subject to regulation under, the United States Public Utility Holding Company Act of 1935;

(b)    a “public utility” within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920;

(c)    an “investment company” or a company “controlled” by an “investment company” within the meaning of the United States Investment Company Act of 1940;

(d)    subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness; or

(e)    used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

14.11      No breach

Each Obligor has complied with all of the provisions of the Finance Documents that are applicable to it.

14.12      Repetition

The Repeating Representations are deemed to be made by each Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request.

15.           ADDITIONAL UNDERTAKINGS

Each Borrower gives the same undertakings to the Lender as given by the Sellers to the Purchasers in clause 5.1 and clause 5.2 of the Acquisition Agreement.

16.           MARGIN REGULATION UNDERTAKINGS

16.1.1      The Borrowers shall use the proceeds of the Loans without violating Regulation T, U or X or any other applicable US federal or state laws or regulations.

16.1.2      If requested by the Lender and necessary to permit the Lender to comply with applicable law, a Borrower shall, upon written request, furnish to the Lender a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

17.           ACCELERATION

17.1        Acceleration by notice

17.1.1      On and at any time after the occurrence of an Event of Default which is continuing, the Lender may immediately:

(a)    cancel the Commitment whereupon it shall immediately be cancelled; and

(b)    by written notice to the Borrowers, declare that all Loans outstanding, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be immediately due and payable, whereupon they shall become immediately due and payable.

17.1.2      On and at any time after the occurrence of a VIA Termination Event or Borrower Termination, the Lender may immediately cancel the Commitment whereupon it shall immediately be cancelled, and by twenty (20) (in the case of a VIA Termination Event) or forty (40) (in the case of a Borrower Termination) days’ notice to the Borrowers:

(a)    declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become due and payable on the expiry of such twenty (20) or forty (40) day period (as the case may be); or

(b)    declare that all or part of the Loans be payable on demand, whereupon they, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents, shall become payable on demand by the Lender made after such twenty (20) or forty (40) day period (as the case may be).

17.2        Automatic acceleration

If any US Insolvency Event occurs in relation to a Borrower or if any Pledged Company Insolvency Event occurs:

(a)    the Commitment shall immediately be cancelled; and

(b)    all of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable,

in each case automatically and without any direction, notice, declaration or other act.

18.           CHANGES TO THE PARTIES

No Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, save that the Lender may assign any or all of its rights under this Agreement without the Borrowers’ consent following the occurrence of a VIA Termination Event.

19.           NO SET-OFF BY THE BORROWER

All payments to be made by the Borrowers under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

20.           BUSINESS DAYS

20.1.1      Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

20.1.2      During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

21.           CURRENCY OF ACCOUNT

21.1.1      Subject to Clause 21.1.2 below, United States dollars is the currency of account and payment for any sum due from the Borrowers under any Finance Document.

21.1.2      Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

22.           SET-OFF

22.1.1      The Lender may set off any obligation due from either Borrower under the Finance Documents against any obligation owed by the Lender to that Borrower, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange determined by the Lender (acting reasonably) for the purpose of the set-off.

22.1.2      Without prejudice to the generality of Clause 22.1.1 above, the Lender and each Borrower acknowledge that all amounts (including the Purchase Price (as defined in the Acquisition Agreement)), if any, payable by the Purchaser ( as defined in the Acquisition Agreement) to VIA Inc. under the Acquisition Agreement shall be paid net of all amounts owing by VIA Inc. to the Lender under the Finance Documents, provided that, for the avoidance of doubt, there shall be no deduction from the Purchase Price for any payments, including principal and interest payable by VIA Holdco Inc. in respect of Facility A and/or Facility B.

23.           LIMITATION OF LIABILITY

The Lender’s aggregate liability for all or any breaches of any of the Transaction Documents is limited to the Aggregate Purchaser Liability, save that the Borrowers may, subject to Clause 30 (Enforcement), commence proceedings in which the sole remedy which it may seek is specific performance of the Lender’s obligations (if any) to make Loans available in accordance with Clause 5.4 (Availability of Loans), and the Lender shall in particular not be liable for any loss, liability or cost incurred by the Borrowers or any other person resulting from any failure by the Lender to comply with the terms of the Finance Documents above the Aggregate Purchaser Liability.

24.           NOTICES

24.1        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

24.2        Addresses

24.2.1      A notice to an Obligor shall be sent to the following address, or such other person or address as the Borrowers may notify to the Lender from time to time:

VIA NET.WORKS Inc
H. Walaardt Sacrestraat 401-403
1117 BM Schiphol
The Netherlands

Fax:          +31 20 5020 0001

Attention:  Matt Stuart Nydell (Senior Vice President and General Counsel
and Secretary)

with a copy to:

Hogan & Hartson
One Angel Court
London EC2R 7HJ
United Kingdom

Fax:          +44 20 7367 0220

Attention:          John M. Basnage

24.2.2      A notice to the Lender shall be sent to the following address, or such other person or address as the Lender may notify to the Obligors from time to time:

MAWLAW 653 Limited
Walbrook Building,
195 Marsh Wall,

London E14 9SG
United Kingdom

Fax:             +44 20 7025 9855

Attention:  General Counsel

24.3        Delivery

24.3.1      Any communication or document made or delivered by the Lender to a Borrower under or in connection with the Finance Documents will only be effective:

(a)    if by way of fax, when received in legible form; or

(b)    if by way of letter, when it has been left at the relevant address or two (2) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular officer is specified as part of its address details provided under Clause 24.2, if addressed to that officer.

24.3.2      Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the officer identified with the Lender’s signature below (or any substitute officer as the Lender shall specify for this purpose).

25.           PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

26.           REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

27.           AMENDMENTS AND WAIVERS

No term of any of the Finance Documents may be amended or waived without the prior written consent of the Lender and the Borrowers.

28.           COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

29.           GOVERNING LAW

This Agreement is governed by English law.

30.           ENFORCEMENT

30.1.1      Jurisdiction

(a)    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)    The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

30.2        Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Borrower:

(a)    irrevocably appoints Hogan & Hartson Corporate Services Company Limited, One Angel Court, London EC2R 7HJ as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)    agrees that failure by a process agent to notify either Borrower of the process will not invalidate the proceedings concerned.

In witness whereof this Agreement has been duly executed as a Deed on the date first above written.

SIGNED as a Deed by and on behalf of VIA NET.WORKS, Inc.:	/s/

SIGNED as a Deed by and on behalf of VIA NET.WORKS HOLDCO Inc.:	/s/

SIGNED as a Deed by and on behalf of MAWLAW 653 LIMITED:	/s/

SCHEDULE 1

1.             CONDITIONS PRECEDENT

1.1           Obligors

(a)    A copy of the constitutional documents of each Obligor.

(b)    A copy of a resolution of the board of directors of each Obligor:

(i)       approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)      authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)     authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)    A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)    A copy of a resolution signed by all the holders of the issued shares in the Pledgor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Pledgor is a party.

(e)    A certificate of each Borrower (signed by a director) confirming that borrowing the Commitment would not cause any borrowing or similar limit binding on the relevant Borrower to be exceeded.

(f)     A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.2           Documents

(a)    A copy of the Acquisition Agreement, Management Agreement, Subscription Agreement and each Finance Document, in a form agreed by the Lender and duly executed by all parties thereto (together with any notarisations required in connection such execution).

(b)    In respect of the Belgian Share Pledges:

(i)       a copy of each of the Belgian Share Pledges; and

(ii)      a copy of the share register of PSINet Belgium BVBA/SPRL evidencing the record of the pledge in accordance with the Belgian Share Pledge.

(iii)     a copy of the shareholders’ resolutions of PSINet Belgium BVBA/SPRL permitting the transfer of its shares in the context of the Belgian Share Pledges.

(c)    In respect of the Dutch Share Pledge:

(i)       a notarial copy of the Right of Pledge; and

(ii)      a copy of the share register of the PSINet Netherlands B.V. evidencing the record of the pledge in accordance with the Dutch Share Pledge.

(d)    In respect of the German Share Pledge:

(i)       certified copy of the Share Pledge Agreement;

(ii)      copies of the declarations of consent to be sent to the pledgee and the pledgor and the public notary including the respective evidences of receipt; and

(iii)     copy of the notification letter to PSINET Germany GmbH including acknowledgement or evidence of receipt.

1.3           Legal Opinions

In respect of each of the Security Documents, a legal opinion of the legal advisers to the Obligors in the relevant jurisdiction.

2.             CONDITIONS SUBSEQUENT

2.1           Security Assignment

(a)    In respect of the Security Assignment:

(i)       A copy of the Security Assignment;

(ii)      A copy of the documents transferring the benefit of the intra-group receivables in relation to the Pledged Companies to Jersey Debtco;

(iii)     A copy of the board resolutions of Jersey Debtco in relation to the Security Assignment and financial assistance; and

(iv)     A copy of the shareholder resolutions of Jersey Debtco in relation to the Security Assignment and financial assistance (as referred to in the board resolutions of Jersey Debtco).

SCHEDULE 2

Utilisation Request

From:	[VIA NET.WORKS, INC./VIA NET.WORKS HOLDCO INC.]
H. Walaardt Sacrestraat 401-403
1117 BM Schiphol
The Netherlands

To:	[Lender]

Dated:	2005

Ladies and Gentlemen:

VIA NET.WORKS INC./VIA NET.WORKS HOLDCO INC. – $7,200,000 Facility Agreement
dated            2005 (the “Acquisition Agreement”)

We refer to the Acquisition Agreement.  This is a Utilisation Request. Terms defined in the Acquisition Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

We shall apply all amounts borrowed under [Facility A] [Facility B]* for the purposes specified in [Clause 3.1] [Clause 3.2]* of the Acquisition Agreement.

We wish to borrow a Loan under Facility [A/B]* on the following terms:

Proposed Utilisation Date:             [                   ]

Amount:          [                   ] or, if less, the Available Commitment

We confirm that each condition specified in Clause 4.2 of the Acquisition Agreement is satisfied on the date of this Utilisation Request.

The proceeds of this Loan should be credited to :

Bank Name and Address:
Account Name:
Account Number:
Sort Code:
Swift Address:

This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for VIA NET.WORKS, Inc.

* delete as appropriate

SCHEDULE 3

VIA Group Drawdown Schedule

Facility A

Aug 29 to Sep 2	Sep 5 to 9	Sep 19 to 23	Oct 10 to14
$2,430,000	$750,000	$750,000	$1,070,000

SCHEDULE 4

Holdco Drawdown Schedule

Facility B

Aug 29 to Sep 2	Sep 12 to 16	Oct 10 to 14
$275,900	$843,900	$1,075,900